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                                                                    Exhibit 99.1

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
[LOGO] THE MONY GROUP          The MONY Group Inc.           News Release
                               1740 Broadway                 MEDIA CONTACTS:
                               New York, NY 10019            Doug Myers  212 708 2472
                               212 708 2472                  Christopher Breslin  212 708 2435
                               212 708 2399 Fax              INVESTOR CONTACT:
                                                             Jay Davis  212 708 2917
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          The MONY Group Revises Outlook for Third and Fourth Quarters;

   Company Continues to Implement Reorganization and Profit Enhancement Plans

NEW YORK -- October 18, 2001 - The MONY Group Inc. (NYSE:MNY) today stated that continuing difficult market conditions have had a negative impact on its retail brokerage results, assets under management and the performance of the company's venture capital portfolio. As a result, the company expects operating income (excluding venture capital income) for the third quarter of 2001 to be within a range of $0.05 - $0.08 per share. The company expects to report an operating loss of approximately $0.12 - $0.15 per share including an estimated $0.20 per share loss from the company's venture capital portfolio, which reflects the decline in value of equity assets in the portfolio.

"Weakness in the economy, the sharp decline in the equity markets and the events of September 11th combined to reduce our profitability during the third quarter. We experienced slightly higher mortality, reduced trading volume, and a lower level of assets under management," said Michael I. Roth, chairman and CEO, The MONY Group. "During the quarter, however, we saw improvement in life insurance sales through our career agency system and U.S. Financial Life, and our accumulation business experienced modest net inflows."

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MONY Reorganization

The company said that it is on target to complete the strategic initiatives outlined earlier this year and achieve the previously announced cost savings of $35 million. These initiatives are designed to improve the company's overall profitability by enhancing operating efficiency, generating new revenue opportunities and more effectively allocating resources and capital.

The company's plan includes the outsourcing of the back office operations of its Advest subsidiary, which will be effective early in 2002 and will result in annualized savings of $12 million. In addition, the company is reorganizing MONY Life Insurance Company, its principal insurance subsidiary, and will discontinue certain non-core operations. Combined, these measures will result in the elimination of approximately 10 percent of the company's workforce, and support the company's overall objective to realize its previously announced expense savings in 2002.

This reorganization allows the company to better align activities to support profitability goals and differentiate the company in the marketplace. MONY life insurance operations are reorganized into manufacturing and distribution business units that will operate as individual profit centers. The company expects the new organization to be fully functional on January 2, 2002.

The manufacturing units will produce MONY life insurance products. By operating as a separate entity, MONY's manufacturing business units will be able to expand product offerings to the company's distribution unit as well as improve time-to-market of new products. The units and their business leaders are:

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 .   Life Insurance, which will be headed by Evelyn L. Peos, FSA. Peos has been
    Vice President of Product Development for MONY Life since 1992, having joined MONY in 1978.

 .   Annuities, which will be headed by Richard E. Connors, CLU. Connors has been responsible for the marketing organization of MONY Life Insurance Company since 1994. He joined MONY in 1988.

 .   Closed Block (which will service pre-demutualization life insurance business), which will be headed by Michael Slipowitz, FSA. Slipowitz joined MONY in 1980 and most recently served as vice president - financial actuarial.

Distribution includes retail units comprised of the company's career agency system and its network of CPAs and accountants, and wholesale units distributing products through a variety of channels, such as brokerage general agents and broker/dealers. Steven G. Orluck, who joined the company in 1998 after 24 years with Metropolitan Life Insurance Company, will head distribution.

Fourth Quarter 2001 Outlook

MONY anticipates that it will take a one-time, after-tax charge of approximately $2.00 per share in the fourth quarter. Book value, which was $ 42.55 as of June 30, 2001, will be reduced by the after tax charge. This charge includes severance and compensation for affected employees, discontinued real estate leases, and certain other charges, all in connection with the reorganization. It also anticipates the inclusion of other charges that may result from the uncertain market conditions.

The company said that the substantial decline in equity prices since its 2001 second quarter conference call in early August will result in lower revenues and profitability for its

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accumulation and brokerage businesses than anticipated at that time. Based on current market conditions, the company believes its operating earnings excluding venture capital income for the 2001 fourth quarter will be within a range of $0.10 - $0.15 per share. This outlook reflects the lower level of assets under management and reduced trading volumes as of the end of the third quarter.

"Our fourth quarter expectations reflect a difficult market environment," added Roth. "However, we will begin to see the benefits of our reorganization efforts in 2002. Should market conditions strengthen beyond current levels, we would experience stronger results from our accumulation and retail brokerage segments as a result of increased trading volumes and higher values of our assets under management."

Earnings Release and Conference Call

MONY will provide further comments on its earnings and restructuring, as well as its outlook for 2002, when the company issues its third quarter 2001 earnings release on November 8. A conference call for investors will be held at 9:00 a.m.
(EST) on that day. A live audio webcast of the call will be available through the investor relations site of www.mony.com.
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Forward Looking Statements

This release contains "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including all statements relating to MONY's expected results for 2001 and 2002, and the expected savings. There are a number of uncertainties and risks that could cause actual results to differ materially from our expectations, including those described in the company's filings with the Securities and Exchange Commission. Among other things, movements in the equity markets could affect investment results, trading volume, the fees earned from assets under management and the demand for variable products; actual death claims experience could differ from our mortality assumptions, and MONY may realize savings that are more or less than

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expected, as the company's action plans are finalized. The company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

About the MONY Group

The MONY Group Inc. (NYSE:MNY), with $55 billion in assets under management and administration, provides life insurance, annuities, mutual funds, brokerage, asset management, business & estate planning, trust and investment banking products and services to individual and institutional clients through several member companies. The MONY Group focuses primarily on offering customized financial solutions through multiple distribution channels, including a career agency sales force, brokerage general agencies, financial advisors, brokers, and other complementary channels. The MONY Group's (www.mony.com) member companies
                                                ------------
include The Advest Group, Inc., MONY Life Insurance Company, Matrix Capital Markets Group, Enterprise Capital Management, Inc., U.S. Financial Life Insurance Company, MONY Securities Corporation and Trusted Securities Advisors Corp.